UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: January 30, 2006

X-RITE, INCORPORATED

Michigan	000-14800	38-1737300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 44th Street S.W.

Grandville, Michigan 49418

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code:

(616) 534-7663

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 30, 2006, X-Rite, Incorporated (the “Company”) entered into (i) a First Lien Credit and Guaranty Agreement (the “First Lien Facility”) by and among the Company, certain of the Company’s subsidiaries as guarantors, the lenders party thereto and Goldman Sachs Credit Partners L.P., as Lead Arranger, Bookrunner, Syndication Agent, Administrative Agent and Collateral Agent and (ii) a Second Lien Credit and Guaranty Agreement (the “Second Lien Facility”) by and among the Company, certain of the Company’s subsidiaries as guarantors, the lenders party thereto and Goldman Sachs Credit Partners L.P., as Lead Arranger, Bookrunner, Syndication Agent, Administrative Agent and Collateral Agent. Copies of these documents will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The following is a description of the material terms of the First Lien Facility and the Second Lien Facility.

First Lien Facility

The First Lien Facility consists of (i) a six-year term loan facility (the “First Lien Term Facility”) in an aggregate principal amount of $120 million to fund, in part, the cash portion of the consideration payable by the Company in connection with its offer (the “Offer”) to purchase all publicly held registered shares of Amazys Holding AG (together with its subsidiaries, the “Acquired Business”) on a fully-diluted basis and thereafter to pay fees, commissions and expenses incurred in connection with the Offer, and (ii) a five-year revolving credit facility (the “Revolving Facility”) in an aggregate principal amount of up to $40 million to fund, in part, up to $25 million of the Offer (including paying all fees, commissions and expenses in connection with the Offer) and thereafter, to fund permitted capital expenditures and permitted acquisitions, to provide for the ongoing working capital requirements of the Company and the Acquired Business and for general corporate purposes.

Interest Rates and Fees

The First Lien Facility provides that all amounts outstanding in respect of loans made under the First Lien Term Facility and, initially, all amounts outstanding under the Revolving Facility, will bear interest, at the Company’s option, (i) to the extent that the First Lien Facility is rated B1 (stable) or better by Moody’s and B+ (stable) or better by S&P on the date on which borrowings are first made under the First Lien Facility to fund the consideration payable in the Offer (the “Closing Date”), (A) at the Base Rate (as defined in the First Lien Facility) plus 1.50% per annum or (B) at the reserve adjusted Eurodollar Rate (as defined in the First Lien Facility) plus 2.50% per annum or (ii) (A) at the Base Rate plus 1.75% per annum or (B) at the reserve adjusted Eurodollar Rate plus 2.75% per annum. Beginning on the date of the first interest period occurring after the date on which the Company delivers to the lenders financial statements for the second full fiscal quarter after the Closing Date, the applicable margin for the Revolving Facility will be determined based on the ratio of consolidated indebtedness of the Company and its subsidiaries as of the date of such financial statements to EBITDA of the Company and its subsidiaries for the twelve month period ended on such date on the rates to be determined under the First Lien Facility.

In addition to paying interest on outstanding principal under the First Lien Facility, the Company is required to pay commitment fees to the lenders in respect of the unutilized commitments thereunder. The Company must also pay customary letter of credit fees.

Prepayments

The loans under the First Lien Facility may be prepaid by the Company in whole or in part without premium or penalty, subject to certain restrictions, and are subject to mandatory prepayment under certain circumstances.

Maturity; Amortization

The lenders’ commitments in respect of the First Lien Term Facility will expire and the borrowings thereunder will mature six years after the Closing Date. The outstanding principal amount of the First Lien Term Facility will be payable in equal quarterly installments of 1% per annum prior to the fifth anniversary of the Closing Date, in equal quarterly amounts of 0.25% thereafter, with the remaining balance due on the maturity date of the First Lien Term Facility. The lenders’ commitments in respect of the Revolving Facility will expire and the borrowings thereunder will mature five years after the Closing Date. No amortization is required in respect of the Revolving Facility.

Guarantee and Security

The Company’s obligations under the First Lien Facility are guaranteed (each a “Guarantee”) by certain of the Company’s existing and subsequently acquired or organized domestic and, subject to certain restrictions and requirements of applicable law, foreign subsidiaries. The First Lien Facility and each Guarantee is secured by a first priority security interest in all assets of the Company and each guarantor, as well as a first priority security interest in all of the capital stock of the Company and certain of its domestic subsidiaries, 65% of the capital stock of certain first-tier foreign subsidiaries of the Company and all intercompany debt.

Covenants and Events of Default

The First Lien Facility contains various affirmative, negative and financial covenants customary for credit facilities of this type. The negative covenants include, without limitation, certain limitations on the ability to incur indebtedness, incur liens, consummate asset sales, mergers or acquisitions, dispose of certain property, make dividends or other restricted payments or certain investments above certain levels. The financial covenants include minimum interest coverage, a maximum total leverage ratio and limitations on capital expenditures. The First Lien Facility also includes events of default customary for credit facilities of this type including, without limitation, failure to make payments when due, noncompliance with covenants, breaches of representations and warranties, bankruptcy, impairment of security interests in collateral and changes of control.

Second Lien Facility

The Second Lien Facility consists of a seven-year term loan facility in an aggregate principal amount of $60 million (A) to fund, in part, the Offer and (B) thereafter, to pay fees, commissions and expenses incurred in connection with the Offer.

Interest Rates

The Second Lien Facility provides that all amounts outstanding in respect of loans made thereunder will bear interest, at the Company’s option, (i) to the extent that the Second Lien Facility is rated B2 (stable) or better by Moody’s and B- (stable) or better by S&P on the Closing Date, (A) at the Base Rate (as defined in the Second Lien Facility) plus 4.50% per annum or (B) at the reserve adjusted Eurodollar Rate (as defined in the Second Lien Facility) plus 5.50% per annum, (ii) to the extent that the Second Lien Facility is rated B3 (stable) or better by Moody’s and B- (stable) or better by S&P on the Closing Date, but clause (i) is not applicable, (A) at the Base Rate plus 5.00% per annum or (B) at the reserve adjusted Eurodollar Rate plus 6.00% per annum or (iii) (A) at the Base Rate plus 5.50% per annum or (B) at the reserve adjusted Eurodollar Rate plus 6.50% per annum.

Prepayments

Subject to certain provisions of the First Lien Facility and certain other restrictions, the loans under the Second Lien Facility may be prepaid by the Company in whole or in part, without premium or penalty, provided that any repayment made on or prior to the first anniversary of the Closing Date will be subject to a 2% premium and any repayment made after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date will be subject to a 1% premium. The loans under the Second Lien Facility are also subject to mandatory prepayment under certain circumstances, subject to certain provisions of the First Lien Facility.

Maturity; Amortization

The loan under the Second Lien Facility matures seven years after the Closing Date. No amortization is required in respect of the Second Lien Facility.

Guarantee and Security

The Company’s obligations under the Second Lien Facility are guaranteed (each a “Guarantee”) by certain of the Company’s existing and subsequently acquired or organized domestic and, subject to certain restrictions and requirements of applicable law, foreign subsidiaries. The Second Lien Facility and each Guarantee is secured by a second priority security interest in all assets of the Company and each guarantor, as well as a second priority security interest in all of the capital stock of the Company and certain of its domestic subsidiaries, 65% of the capital stock of certain first-tier foreign subsidiaries of the Company and all intercompany debt.

Covenants and Events of Default

The Second Lien Facility contains various affirmative, negative and financial covenants customary for credit facilities of this type. The negative covenants include, without limitation, certain limitations on the ability to incur indebtedness, incur liens, consummate asset sales, mergers or acquisitions, dispose of certain property, make dividends or other restricted payments, make investments or make capital expenditures above certain levels. The financial covenants include a maximum total leverage ratio and limitations on capital expenditures. The Second Lien Facility also includes events of default customary for credit facilities of this type including, without limitation, failure to make payments when due, noncompliance with covenants, breaches of representations and warranties, bankruptcy, impairment of security interests in collateral and changes of control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

X-RITE, INCORPORATED

Dated: February 3, 2006	By:	/s/ Mary E. Chowning
Mary E. Chowning Chief Financial Officer